UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 14, 2005

WESTERN GAS RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10389	84-1127613
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1099 18th Street, Suite 1200, Denver, Colorado		80202
(Address of Principal Executive Offices)		(Zip Code)

(303) 452-5603

(Registrant’s telephone number, including area code)

N.A.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.         Other Events.

Western Gas Resources, Inc. (“Western” or the “Company”) has previously announced that it intends to file its Quarterly Report on Form 10-Q for the period ended September 30, 2005, as soon as practicable. Western had previously received waivers from its lenders under its revolving credit facility and master shelf agreement to extend the delivery date of its unaudited financial statements and related compliance certificate for the third quarter of 2005 to December 14, 2005.

On December 14, 2005, Western received a further 30-day waiver from its lenders under its master shelf agreement, to extend the date of delivery of its unaudited financial statements and related compliance certificate for the third quarter of 2005 to January 14, 2006. In addition, under the Company’s revolving credit facility, amended and restated on November 22, 2005, the unaudited financial statements and related compliance certificate for the third quarter of 2005 are not due until January 21, 2006. The Company does not expect that it will need the full duration of these extensions as it anticipates filing its Quarterly Report on Form 10-Q for the period ended September 30, 2005 shortly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS RESOURCES, INC.
(Registrant)

Date: December 14, 2005	By:	/s/ William J. Krysiak
Name: William J. Krysiak
Title: Executive Vice President and
Chief Financial Officer